CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Equity Trust

We consent to the use of our reports dated July 9, 2004 for Evergreen Market Index Fund, Evergreen Market Index Growth Fund, and Evergreen Market Index Value Fund, each a series of the Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                                                                                /s/ KPMG LLP

Boston, Massachusetts

September 29, 2004